LAW OFFICES
                     JENSEN, DUFFIN, CARMAN, DIBB & JACKSON
           INDEPENDENT PROFESSIONAL CORPORATION -- NOT A PARTNERSHIP
                             311 SOUTH STATE STREET
                                   SUITE 380
                           SALT LAKE CITY, UTAH 84111

THOMAS A DUFFIN, PC                                               TELEPHONE
J. CRAIG CARMAN, PC                                             (801)531-6000
JULIAN D. JENSEN, PC                                              TELECOPIER
W. KEVIN JACKSON, PC                                            (801)521-3731
DANIEL O. DUFFIN, PC

                                        January 27, 2003




Board of Directors
Prime Resource, inc.
1245 East Brickyard Road
Brickyard Tower, Suite 590
Salt Lake City, UT  84106


        RE:     Opinion on Legality - Updated
                SB-2 Registration Filing

Dear Prime Resource Board of Directors:

         Our office has been asked by Mr. Terry Deru, your President, to prepare for the Board of Directors an opinion on the legality of the proposed Fourth Amended Registration to be filed with the Securities and Exchange Commission on Form SB-2. In response to that request, it is the opinion of our office that Prime Resource, inc. is a Utah corporation in good standing and is fully capable of completing and filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission and otherwise registering such offering in various jurisdictions where the offering may be sold. It is also the opinion of the undersigned under Utah statutory and case law that all shares of Prime will, when sold, be legally issued, fully paid and non-assessable.

         It is further understood and agreed between the undersigned and the Company that this letter will be required to be filed as an Exhibit to the Registration Statement. If you have any questions regarding this opinion, please contact the undersigned at your earliest convenience.

                                                Sincerely,


                                                /s/ Julian D. Jensen
                                                -----------------------------
                                                    Julian D. Jensen
                                                    Attorney At Law

JDJ/jp